Exhibit 99.1

News Release

MEDIA CONTACTS:

Al Lara, Northeast Utilities

Caroline Allen, NSTAR

860-728-4616

617-424-2460

laraal@nu.com

caroline.allen@nstar.com

NU-NSTAR Highlight Customer & Environmental Benefits of Merger

HARTFORD, CT, and BOSTON, MA, (April 8, 2011) – The merger between Northeast Utilities (NYSE: NU) and NSTAR (NYSE: NST) has the potential to save customers $780 million in the first ten years, according to a filing made today by the utilities to the Massachusetts Department of Public Utilities (MDPU). The document also highlights the environmental leadership of the two companies in response to a request for information on how the proposed merger will benefit customers as required by a recent change in the Department’s merger review standard.

Today’s supplemental filing provides more detailed information about the customer and environmental benefits, as well as short-term and long-term savings anticipated to result from the merger.  To satisfy the provisions of the new review standard adopted by the MDPU on March 10, both companies conducted a net benefit analysis to determine what overall savings will occur as a result of the merger.

“Our analysis confirmed what we said when we announced the merger last fall:  this no-premium transaction is expected to produce important net savings over time as a result of efficiencies,” said Charles W. Shivery, NU’s chairman, president and chief executive officer.

“This analysis reinforces the advantages that will come from this transaction and the excellent opportunity it will provide to adopt improvements,” said Thomas J. May, chairman, president and chief executive officer of NSTAR.  “This merger is the right decision for customers, employees and shareholders now and into the future – and we welcome the opportunity that the new regulatory standard has presented to specify the benefits.”

Today’s regulatory filing also discusses how the merger will produce beneficial impacts with respect to Massachusetts emission reductions, global warming policies and the Massachusetts Green Communities Act.  A number of NSTAR and NU initiatives already support the goals of green legislation, including signing long-term contracts with wind developers and consistently taking a leadership role in energy efficiency programs for customers.  In addition, NU subsidiary Western Massachusetts Electric Company has constructed a large-scale, 1.8 megawatt solar generation plant in Pittsfield and is embarking on construction of a second plant, a 4.2 megawatt facility in Springfield.  NU and NSTAR are also already partnering on the Northern Pass Transmission project, which will bring low-carbon power from Canada into the region.

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“NSTAR and NU are both leaders when it comes to working toward a cleaner energy future,” May added.  “Together, we will be better positioned to support economic growth and energy solutions in the region.”

Over a 10-year period, it is estimated that overall savings achieved as a result of the merger could be $780 million.  This estimate stems from the consolidation of systems, process improvements and labor savings.

Labor savings will come from the elimination of duplicative operations over time, especially in corporate and administrative areas, not in customer-facing positions or in operations.  Additionally, the analysis showed a reduction of approximately 350 positions will be attainable during the first five years through normal attrition and retirements, with those savings extending out over 10 years.  In addition, no broad-based, corporate-wide layoffs or early retirements are planned and all union contracts will continue to be honored.

The analysis also demonstrates a variety of non-labor savings from the merger.  For example, the combined company will only have one Board of Trustees, one auditing firm, fewer insurance carriers and consolidated systems, thus reducing fees and costs associated with these areas.

The new merger review standard is not expected to change the timeline for the closing of the transaction, which is still estimated to conclude during the second half of 2011.

About Northeast Utilities

NU, headquartered in Hartford, operates New England’s largest utility system with annual revenues of approximately $5.4 billion and assets of $14.2 billion. NU and its companies in Connecticut, Massachusetts and New Hampshire serve more than 2.1 million electric and natural gas customers in nearly 500 cities and towns.  For more information, go to www.nu.com.

About NSTAR

NSTAR is the largest Massachusetts-based, investor-owned electric and gas utility. The company transmits and delivers electricity and natural gas to 1.4 million customers in Eastern and Central Massachusetts, including more than one million electric customers in 81 communities and 300,000 gas customers in 51 communities. For more information, visit www.nstar.com.

Information Concerning Forward-Looking Statements

In addition to historical information, this communication may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving NSTAR and Northeast Utilities, including future financial and operating results; NSTAR’s and Northeast Utilities’ plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts.  Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations.  Important factors could cause actual results to differ materially from those indicated by such forward-looking statements.  With respect to the proposed merger, these factors include, but are not limited to:  the risk that NSTAR or Northeast Utilities may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-170754) that was filed by Northeast Utilities with the SEC in connection with the merger.  Additional risks and uncertainties are identified and discussed in NSTAR’s and Northeast Utilities’ reports filed with the SEC and available at the SEC’s website at www.sec.gov.  Forward-looking statements included in this document speak only as of the date of this document.  Neither NSTAR nor Northeast Utilities undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger between Northeast Utilities and NSTAR, Northeast Utilities filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-170754)  that includes a joint proxy statement of Northeast Utilities and NSTAR that also constitutes a prospectus of Northeast Utilities.  Northeast Utilities and NSTAR mailed the definitive joint proxy statement/prospectus to their respective shareholders, on or about January 5, 2011. Northeast Utilities and NSTAR urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they contain important information.  You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from Northeast Utilities’ website (www.nu.com) under the tab “Investors” and then under the heading "Financial/SEC Reports.”  You may also obtain these documents, free of charge, from NSTAR’s website (www.nstar.com) under the tab “Investor Relations.”

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